Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2013, relating to the financial statements of Players Network as of December 31, 2012 and 2011.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

December 16, 2013